UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 23, 2005

Peoples Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Maryland	0-24169	52-2027776
(State or other jurisdiction of	(Commission file number)	(IRS Employer
incorporation or organization)		Identification No.)

P.O. Box 210, 100 Spring Avenue, Chestertown, Maryland 21620
(Address of principal executive offices) (Zip Code)

(410) 778-3500
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

    (b)      Departure of Director.

Pursuant to the mandatory director retirement policy of Peoples Bancorp, Inc. (the “Company”), Elmer E. Horsey will retire from the Board of Directors of the Company effective December 31, 2005. Mr. Horsey presently serves as the Chairman of the Board and as the “audit committee financial expert” as that term is defined by the Securities and Exchange Commission in Item 401(e) of Regulation S-B.

    (d)       Election of Directors.

On November 23, 2005, the Company’s Board elected Patricia Joan Ozman Horsey to fill the vacancy that will be created when Mr. Horsey retires and it also elected E. Jean Anthony to the Board. Both elections take effect on January 1, 2006. The Board has appointed Mrs. Anthony to the Audit Committee of the Board, where she serves as the “audit committee financial expert”. Executive officers of the Company serve in identical capacities at its wholly-owned subsidiary, Peoples Bank of Kent County, Maryland (the “Bank”), and receive remuneration only for their service to the Bank. Accordingly, decisions and recommendations regarding executive compensation and benefits plans are made by the Personnel/Compensation Committee and the Pension/Profit Sharing 401(k) Committee of the Bank’s Board of Directors and approved by the Bank’s Board. The Bank’s Board has appointed Mrs. Anthony to both of these committees.

Mrs. Horsey is the wife of Mr. Horsey, who is the President and Treasurer and a director of Nylon Capital Shopping Center, Inc. (“Nylon”). As previously disclosed in reports filed with the Securities and Exchange Commission, the Company repurchased 5,000 shares of its common stock from Nylon on November 12, 2004 at a price of $45.00 per share. In addition to the foregoing transaction, the Company’s bank subsidiary, Peoples Bank of Kent County, Maryland (“Peoples Bank”), periodically engages in banking transactions in the ordinary course of its business with directors and their related interests on substantially the same terms, including interest rates, collateral, and repayment terms, as those prevailing at the same time for comparable transactions with non-affiliated persons. Peoples Bank attempts to structure all of these extensions of credit so that they do not involve more than the normal risk of collectability or present other unfavorable features. Loans in excess of $60,000 to Mrs. Horsey and her related interests from Peoples Bank during the last two years were as follows: (i) a $245,000 loan to Mrs. Horsey; (ii) two draws by her son totaling $100,000 on his $145,000 line of credit facility; (iii) eight draws by Nylon totaling $227,000 on its $300,000 line of credit facility; and (iv) a $265,000 mortgage loan to Nylon. Neither Mrs. Anthony nor any of her related interests is indebted to Peoples Bank.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PEOPLES BANCORP, INC.

Date: January 12, 2006	By:	/s/ Thomas G. Stevenson
Thomas G. Stevenson
President, CEO and CFO